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Archrock Provides Operational Update for Second-Quarter 2016

HOUSTON, August 4, 2016 - Archrock, Inc. (NYSE:AROC) today reported a net loss from continuing operations of $2.4 million in the second quarter of 2016 compared to $6.7 million in the first quarter of 2016 and net income from continuing operations of $4.3 million in the second quarter of 2015. Net loss attributable to Archrock stockholders was $4.5 million in the second quarter of 2016 as compared to a net loss of $1.8 million in the first quarter of 2016. EBITDA, as adjusted (as defined below), was $83.5 million in the second quarter of 2016, as compared to $79.8 million in the first quarter of 2016.
Contract operations revenue was $163.0 million in the second quarter of 2016, compared to $176.2 million in the first quarter of 2016 and $198.3 million in the second quarter of 2015. Contract operations gross margin in the quarter was $104.1 million, or 64% of revenue in the second quarter of 2016, compared to $108.1 million, or 61% of revenue, in the first quarter of 2016 and $117.0 million, or 59% of revenue, in the second quarter of 2015.
Aftermarket services revenue was $41.2 million in the second quarter of 2016 compared to $37.1 million in the first quarter of 2016 and $56.8 million in the second quarter of 2015. Aftermarket services gross margin was $6.8 million, or 17% of revenue, in the second quarter of 2016 compared to $6.7 million, or 18% of revenue, in the first quarter of 2016 and $11.0 million, or 19% of revenue, in the second quarter of 2015.
Selling, general and administrative expenses were $28.1 million in the second quarter of 2016 compared to $34.7 million in the first quarter of 2016.
Cash available for dividend was $17.2 million in the second quarter of 2016 compared to $13.2 million in the first quarter of 2016. Cash available for dividend coverage was 2.55x in the second quarter of 2016 compared to 1.96x in the first quarter of 2016.
“Second quarter results included significantly improved contract operations gross margin percentage and sharply lower SG&A expense as strong cost management mitigated the impact of reduced horsepower and continued pricing pressure. Additionally, we saw a modest increase in orders in the second quarter in both our contract operations and aftermarket services business,” said Brad Childers, Archrock’s President and Chief Executive Officer. “If the recent improvement in market conditions is sustained, we expect the increased level of customer activity experienced in the second quarter to continue and a moderation of horsepower returns in the second half of the year.”
“For the remainder of 2016, our focus remains on providing excellent service to our customers while maximizing our cash flow, maintaining liquidity, and strengthening our financial position through aggressive cost and capital management,” continued Childers. “We believe this approach will support our successful navigation of the current cycle, and position Archrock well for the expected secular growth in U.S. natural gas production ahead. When this growth occurs, we expect to grow our business by capitalizing on our strong market position in the basins that will supply natural gas to meet the increasing demand for LNG and pipeline exports, petrochemical feedstock, and power generation.”

On June 30, 2016, pursuant to the separation agreement entered into in connection with the Spin-off of Exterran Corporation (“Exterran”), Exterran’s subsidiary transferred to a subsidiary of Archrock approximately $24.5 million, an amount equal to payments received by an Exterran subsidiary from Petróleos de Venezuela Gas, S.A. (“PDVSA Gas”) for the sale of Exterran’s subsidiaries’ and joint ventures’ previously nationalized Venezuelan assets. The $24.5 million received by Archrock was applied to debt reduction in the beginning of the third quarter of 2016. In July 2016, Exterran’s subsidiary transferred to the Archrock subsidiary another payment of approximately $19.5 million, an amount equal to a subsequent payment received by the Exterran subsidiary from PDVSA Gas.
Total capital expenditures in the quarter were $21.6 million including $10.0 million of maintenance capital and $9.3 million of growth capital.
The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $7.1 million for the second quarter of 2016, compared to $7.1 million for the first quarter of 2016.
Archrock's management and the Audit Committee of its Board of Directors are continuing the process of determining to what extent Archrock’s pre-Spin-off historical financial statements may be impacted by the previously disclosed identification by Exterran of possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction projects in the Middle East by its Belleli subsidiary. To date, based on the information provided by Exterran, Archrock does not believe the matters identified relate to Archrock’s ongoing operations. Exterran’s results of operations have been reported as discontinued operations, net of tax, in Archrock’s consolidated statement of operations for all periods presented in Archrock's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Because the process of determining the impact to Archrock’s pre-Spin-off historical financial statements is ongoing, Archrock is not providing full second-quarter earnings information at this time.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, August 4, 2016, to discuss their second-quarter 2016 operational results. The call will begin at 10:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada, or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 43019367.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 43019367#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs and other items. A reconciliation of EBITDA, as adjusted, to net income (loss) attributable to Archrock stockholders, the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.
Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE:AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ:APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,800 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends and the anticipated impact of the dividend rate on its business and prospects; Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding the potential impact on Archrock’s pre-Spin historical financial statements of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks; Archrock’s expectations regarding future economic and market conditions; demand for Archrock’s services; Archrock’s cost reduction plans; statements about the timing of filing of Forms 10-Q; and Archrock’s financial and operational outlook and ability to fulfill that outlook.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: any direct or indirect impact of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks on its operating results or financial condition, including the impact of a restatement of historical financial statements, if this is determined to be required; Archrock’s ability to come into compliance with its SEC filing obligations; local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Revenues:
Contract operations	$162,973	$176,239	$198,259
Aftermarket services	41,172	37,056	56,803
	204,145	213,295	255,062

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	58,866	68,179	81,221
Aftermarket services	34,353	30,362	45,844
Selling, general and administrative	28,080	34,651	31,357
Depreciation and amortization	51,896	53,927	57,539
Long-lived asset impairment	13,808	9,860	9,510
Restructuring and other charges	3,004	8,065	1,193
Interest expense	21,177	20,300	28,079
Other income, net	(181)	(1,989)	(2,482)
	211,003	223,355	252,261
Income (loss) before income taxes	(6,858)	(10,060)	2,801
Benefit from income taxes	(4,500)	(3,334)	(1,529)
Income (loss) from continuing operations	$(2,358)	$(6,726)	$4,330

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Revenues:
Contract operations	$162,973	$176,239	$198,259
Aftermarket services	41,172	37,056	56,803
	$204,145	$213,295	$255,062

Gross Margin (1):
Contract operations	$104,107	$108,060	$117,038
Aftermarket services	6,819	6,694	10,959
Total	$110,926	$114,754	$127,997

Selling, General and Administrative	$28,080	$34,651	$31,357
% of revenue	14%	16%	12%

Gross Margin Percentage:
Contract operations	64%	61%	59%
Aftermarket services	17%	18%	19%
Total	54%	54%	50%

Capital Expenditures	$21,600	$50,600	$70,612

Total Available Horsepower (at period end) (2)	4,023	4,044	4,246
Total Operating Horsepower (at period end) (3)	3,187	3,325	3,618
Average Operating Horsepower	3,239	3,408	3,652
Horsepower Utilization (at period end)	79%	82%	85%

	June 30,	March 31,	June 30,
	2016	2016	2015
Long-term debt:
Debt - Parent level	$152,500	$171,500	$703,237
Debt - Archrock Partners, L.P.	1,410,042	1,428,710	1,369,707
Total consolidated debt (4)	$1,562,542	$1,600,210	$2,072,944

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Reconciliation of GAAP to Non-GAAP Financial Information:
Income (loss) from continuing operations	$(2,358)	$(6,726)	$4,330
Depreciation and amortization	51,896	53,927	57,539
Long-lived asset impairment	13,808	9,860	9,510
Restructuring and other charges	3,004	8,065	1,193
Interest expense	21,177	20,300	28,079
Benefit from income taxes	(4,500)	(3,334)	(1,529)
Selling, general and administrative	28,080	34,651	31,357
Other income, net	(181)	(1,989)	(2,482)
Gross Margin (1)	$110,926	$114,754	$127,997

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,
	2016	2016
Reconciliation of Archrock, Inc. Net Loss from Continuing Operations to Cash Available for Dividend
Net loss from continuing operations	$(2,358)	$(6,726)
Less: Archrock Partners net income	3,311	520
Deconsolidated net loss from continuing operations	(5,669)	(7,246)
Declared LP distributions to Archrock, Inc.	6,721	6,721
Declared GP and IDR distributions to Archrock, Inc.	346	346
Deconsolidated items:
Restructuring charges	1,796	3,926
Depreciation and amortization	13,269	14,690
Benefit from income taxes	(4,687)	(3,428)
Cash tax (payment) refund	3,805	(1)
Maintenance and other capital expenditures	(6,385)	(5,402)
Long-lived asset impairment	5,525	3,545
Non-cash selling, general and administrative expense	1,634	3,089
Non-cash interest expense	747	276
(Gain) loss on sale of property, plant and equipment	317	(496)
Other income, net	(253)	(2,827)
Cash Available for Dividend (1)	$17,166	$13,193

Dividend declared for the period per share	$0.0950	$0.0950
Dividend declared for the period to all shareholders	$6,731	$6,739
Cash available for dividend coverage (2)	2.55x	1.96x

Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$6,721	$6,721
Declared GP and IDR distributions to Archrock Inc.	346	346
Total distributions received	7,067	7,067
Deconsolidated items:
Contract operations gross margin (3)	13,365	14,496
Aftermarket services gross margin (3)	6,819	6,694
Selling, general and administrative	(8,339)	(10,972)
Non-cash selling, general and administrative	1,634	3,089
Maintenance and other capital expenditures	(6,385)	(5,402)
Cash interest expense	(1,117)	(1,282)
(Gain) loss on sale of property, plant and equipment	317	(496)
Cash tax (payment) refund	3,805	(1)
Cash Available for Dividend (1)	$17,166	$13,193

Dividend declared for the period per share	$0.0950	$0.0950

Dividend declared for the period to all shareholders	$6,731	$6,739
Cash available for dividend coverage (2)	2.55x	1.96x

(1) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend, as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(2) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(3) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provide a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended
	June 30,	March 31,
	2016	2016
Revenues:
Contract operations	$162,973	$176,239
Aftermarket services	41,172	37,056
	204,145	213,295

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	58,866	68,179
Aftermarket services	34,353	30,362
Selling, general and administrative	28,080	34,651
Depreciation and amortization	51,896	53,927
Long-lived asset impairment	13,808	9,860
Restructuring and other charges	3,004	8,065
Interest expense	21,177	20,300
Other income, net	(181)	(1,989)
	211,003	223,355
Loss before income taxes	(6,858)	(10,060)
Benefit from income taxes	(4,500)	(3,334)
Loss from continuing operations	(2,358)	(6,726)
Loss from discontinued operations, net of tax	(26)	—
Net loss	(2,384)	(6,726)
Less: Net (income) loss attributable to the noncontrolling interest	(2,093)	4,907
Net loss attributable to Archrock stockholders	$(4,477)	$(1,819)

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	June 30,	March 31,
	2016	2016

Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(2,384)	$(6,726)
Less: Loss from discontinued operations, net of tax	(26)	—
Loss from continuing operations	(2,358)	(6,726)
Depreciation and amortization	51,896	53,927
Long-lived asset impairment	13,808	9,860
Restructuring and other charges	3,004	8,065
Interest expense	21,177	20,300
Tax indemnification revenue, net	—	(2,455)
Expensed acquisitions costs	—	172
Other charges (1)	434	—
Benefit from income taxes	(4,500)	(3,334)
EBITDA, as adjusted (2)	83,461	79,809
Selling, general and administrative	28,080	34,651
Tax indemnification revenue, net	—	2,455
Expensed acquisitions costs	—	(172)
Other charges (1)	(434)	—
Other income, net	(181)	(1,989)
Gross margin (2)	$110,926	$114,754

(1) Consists primarily of legal and professional fees associated with the investigation of the Exterran Corporation restatement matter.
(2) Management believes EBITDA, as adjusted and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.